CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" and “Independent Registered Public Accounting Firm” in the Prospectuses and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 16 to File No. 33-94206; Amendment No. 17 to File No. 811-9064) of Cadre Institutional Investors Trust of our reports dated November 16, 2007, included in the 2007 Annual Report to shareholders.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
January 25, 2008